EXHIBIT 99.1

American Exploration Corp. Announces Name Change and Closing of Merger

FOR IMMEDIATE RELEASE – December 12, 2013, West Des Moines, Iowa

Spotlight Innovation, Inc. (formerly American Exploration Corporation, OTCQB: AEXP), announced today the completion of a merger with Spotlight Innovation, LLC.

In connection with the closing of the merger the Company changed its name to Spotlight Innovation, Inc., and named Cris Grunewald as CEO. The combined company focuses on the commercialization of healthcare intellectual property developed by centers of academia in the United States.

“We are dedicated to delivering high-impact healthcare solutions that make a real-world difference in the well-being, quality of life and longevity of people everywhere,” said Cris Grunewald, CEO. “There are many promising healthcare intellectual property opportunities and we are committed to identifying and nurturing those opportunities into deliverable solutions that will benefit as many people as possible.”

About Spotlight Innovation, Inc.

Spotlight Innovation, Inc., provides solutions for healthcare-focused companies commercializing healthcare intellectual property developed by major centers of academia in the United States. The Company focuses on identifying, validating and acquiring/cooperating with early stage companies developing healthcare technologies including pharmaceuticals, devices and equipment, and diagnostic products.

Forward Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT:

Spotlight Innovation, Inc.
Rene Erickson
515-274-9087
Corporate Communications
contact@spotlightinnovation.com
Source: Spotlight Innovation, Inc.